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                                    EXHIBIT 2


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                             ARTICLES OF CONVERSION

                                       OF

                                 INTERWEST BANK

                                   CONVERSION

                                      FROM

                         A WASHINGTON STATE SAVINGS BANK
            (FORMED UNDER TITLE 32 OF THE REVISED CODE OF WASHINGTON)

                                       TO

                       A WASHINGTON STATE COMMERCIAL BANK
            (PURSUANT TO TITLE 30 OF THE REVISED CODE OF WASHINGTON)

        AS FILED WITH THE WASHINGTON DEPARTMENT OF FINANCIAL INSTITUTIONS
                                DIVISION OF BANKS

                                       ON

                                  JUNE 30, 2000


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                             ARTICLES OF CONVERSION


         These Articles of Conversion, under and pursuant to which INTERWEST BANK will convert from a Washington state savings bank, formed under Title 32 of the Revised Code of Washington, to a Washington state commercial bank under Title 30 of the Revised Code of Washington, are authorized pursuant to RCW
Section 32.32.500:

         1. NAME OF SURVIVING CORPORATION. The name of the surviving corporation shall be INTERWEST BANK, a Washington banking corporation.

         2. SURVIVING CORPORATION. The Articles of Incorporation of the surviving corporation shall be the Articles of INTERWEST BANK, in the form attached hereto as EXHIBIT A.

         3. PLAN OF CONVERSION. A copy of the Plan of Conversion dated as of April 28, 2000, adopted by the Board of Directors of INTERWEST BANK is attached as EXHIBIT B.

         4. SHAREHOLDER APPROVAL. Shareholder approval was required for the conversion of INTERWEST BANK. The Conversion, as set forth in the attached Plan of Conversion, was duly approved by INTERWEST BANCORP, INC., the sole shareholder of INTERWEST BANK, pursuant to a Unanimous Written Consent to Action of the Sole Shareholder dated April 28, 2000.

         5. EFFECTIVE DATE. The Conversion of INTERWEST BANK into a state commercial bank under RCW 30 will be effective upon approval by the Director.

         EXECUTED effective as of this 21st day of June, 2000.

                                      INTERWEST BANK,
                                      A Washington state savings bank


                                      By:   /s/
                                          ----------------------------------
                                          Patrick M. Fahey
                                          President and Chief Executive Officer



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STATE OF WASHINGTON                 )
                                    ) ss.
COUNTY OF KING                      )

         I certify that I know or have satisfactory evidence that Patrick M. Fahey is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the President and CEO of InterWest Bank to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

DATED: June 21, 2000



                                            /s/
                                            -----------------------------------
                                            (Signature)

                                            Tammy J. Hanson
                                            -----------------------------------
                                            (Please print name legibly)
                                            NOTARY PUBLIC in and for the State
                                            of Washington, residing at Enumclaw
                                            My commission expires: 11-27-00



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                       EXHIBIT B TO ARTICLES OF CONVERSION
                               PLAN OF CONVERSION



     This is the Plan of Conversion ("Plan") of InterWest Bank ("Bank"), a Washington state-chartered savings bank, with respect to its proposed conversion to a Washington state-chartered commercial bank ("Conversion"), pursuant to Chapter 32.34 of the Revised Code of Washington (RCW). Bank is a wholly-owned subsidiary of InterWest Bancorp, Inc.
("Bancorp").

1. EFFECTIVE DATE. On the Effective Date, Bank will convert from a Chapter 32 Washington state-chartered savings bank to a Chapter 30 Washington state-chartered commercial bank. The Effective Date will be a date set by the Bank, and approved by the Director, following satisfaction of the closing conditions in accordance with Sections 3 and 4 of this Plan.

2. AMENDMENTS TO CHARTER. The Bank will amend and restate its articles of incorporation as appropriate for a Washington state-chartered commercial bank, substantially in the form attached to this Plan as EXHIBIT A, with such modifications as may be required by the Director of the Division of Banking of the Washington Department of Financial Institutions (the "Director") (as so modified, the "Articles").

3. SHAREHOLDER APPROVAL. As required by RCW 32.34.010(a)(b), the Conversion and this Plan are subject to approval by Bancorp, as the sole shareholder of the Bank. If Bancorp does not approve the Conversion and this Plan, this Plan is void.

4. DIRECTOR APPROVAL. The Conversion and this Plan are subject to approval by the Director. If the Director does not approve the Conversion and this Plan, this Plan is void.

5. AMENDMENTS. This Plan may be amended by the Bank at any time, subject to approval by the Director. This Plan may be terminated by the Bank at any time.

6. COMPLETION OF CONVERSION. Upon obtaining all necessary regulatory approvals for the Conversion, management of the Bank will proceed to cause the Conversion to be effected and ensure that the converted commercial bank will fully comply with the applicable provisions of Title 30.

This Plan is dated as of April 28, 2000.

                                        INTERWEST BANK


                                         By: /s/
                                            ------------------------------
                                            Patrick M. Fahey
                                            Its:  President and Chief
                                                  Executive Officer

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STATE OF WASHINGTON                 )
                                    ) ss.
COUNTY OF KING                      )


         I certify that I know or have satisfactory evidence that Patrick M. Fahey is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the President and CEO of InterWest Bank to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

         WITNESS my hand and official seal hereunto affixed, the day and year of this Certificate above written.


(Notary Seal)                                 /s/
                                              ---------------------------------
                                              Signature


                                              P. Denise Hammington
                                              ---------------------------------
                                              Print Name

                                              Notary Public in and for
                                              the State of Washington,
                                              residing at Bellevue, WA.

My commission expires: 1-9-04.